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                                                                    EXHIBIT 99.5

                         BLUE RIDGE REAL ESTATE COMPANY
                             BIG BOULDER CORPORATION

                             SHARES OF COMMON STOCK
                    OFFERED PURSUANT TO RIGHTS DISTRIBUTED TO
                      HOLDERS OF RECORD OF COMMON STOCK OF
           BLUE RIDGE REAL ESTATE COMPANY AND BIG BOULDER CORPORATION

                         ________________________, 2005

To Securities Dealers, Commercial Banks, Trust Companies and Other Nominees:

      This letter is being distributed to securities dealers, commercial banks, trust companies and other nominees in connection with the rights offering (the "Rights Offering") by Blue Ridge Real Estate Company and Big Boulder Corporation, Pennsylvania corporations (collectively, the "Company") of subscription rights ("Rights") distributed to the Company's holders of record of shares of their common stock as of the close of business on _______________ (the "Record Date") to subscribe for and purchase shares of their common stock, without par value, stated value $.30 per combined share. The Rights are described in detail in the Company's Prospectus dated _____________, 2005 (the "Prospectus") which is attached.

      In the Rights Offering, the Company is offering shares of the Company's common stock (the "Underlying Shares") as described in the Prospectus.

      The Rights will expire, if not exercised, at 5:00 p.m., New York City time, on ____________, 2005, unless extended in the sole discretion of the Company (as it may be extended, the "Expiration Time"). The Company may terminate the Rights Offering at any time prior to the Expiration Time for any reason.

      As described in the accompanying Prospectus, holders or beneficial holders of the Company's common stock on the Record Date will receive one Right for every ________ shares of the Company's common stock held on the Record Date. Each Right will entitle the beneficial owner of shares of common stock registered in your name or the name of your nominee to subscribe for one share of the Company's common stock (the "Basic Subscription Privilege") at a subscription price of $_____ per share, payable in cash (the "Subscription Price").

      In addition, each holder of Rights who exercises his or her Basic Subscription Privilege in full will be eligible to subscribe (the
"Over-Subscription Privilege") at the same cash price of $________ per share for shares of our common stock that are not otherwise purchased pursuant to the exercise of Rights under the Basic Subscription Privilege (the "Excess Shares"), subject to availability and pro ration as described below.

      The Over-Subscription Privilege gives a holder of Rights the opportunity to purchase additional shares in the event that other shareholders do not exercise all of their Basic Subscription Privileges. The Over-Subscription Privilege entitles each Rights holder to subscribe for additional shares at a Subscription Price of $____ per share, not to exceed the number of shares available for purchase by the Rights holder under the Basic Subscription Privilege, subject to proration. If there are not enough shares available to fill all subscriptions for additional shares, the available shares will be allocated pro rata based on the ratio that the

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number of available shares bears to the total number of shares that are the subject of over-subscription requests.

      The Over-Subscription Privilege will only be available to a holder of Rights if (1) other Company shareholders do not fully exercise their Basic Subscription Privileges and (2) the holder of Rights exercises his or her rights pursuant to the Basic Subscription Privilege. Although each holder of Rights is guaranteed the right, pursuant to his or her Basic Subscription Privilege, to purchase that number of shares equal to the number of Rights received in the offering, the holder may not be able to purchase any of the shares that he or she seeks to purchase pursuant to the Over-Subscription Privilege. The actual number of shares available for purchase pursuant to each Rights holder's Over-Subscription Privilege will depend upon whether the holder fully exercises his or her Basic Subscription Privilege and the number of shares purchased by the other Record Holders pursuant to their Basic Subscription Privileges, but in no event will that number exceed the number of shares available to each Record Holder for purchase under his or her Basic Subscription Privilege. See "The Rights Offering -- Over-Subscription Privilege."

      The Rights will be evidenced by non-transferable Rights certificates (the "Rights Subscription Certificates") registered in your name or the name of your nominee and will be null and void and cease to have value at the Expiration Time.

      We are asking persons who hold shares of the Company's common stock beneficially and who have received the Rights distributable with respect to those shares through a broker, dealer, commercial bank, trust company or other nominee, as well as persons who hold certificates of the Company's capital stock directly and prefer to have such institutions effect transactions relating to the Rights on their behalf, to contact the appropriate institution or nominee and request it to effect the transactions for them.

      If you exercise the Over-Subscription Privilege on behalf of beneficial owners of the Rights, you will be required to certify to the Subscription Agent and the Company, in connection with the exercise of the Over-Subscription Privilege, as to the aggregate number of Rights that have been exercised pursuant to the Basic Subscription Privilege, whether the Basic Subscription Privilege of each beneficial owner of Rights on whose behalf you are acting has been exercised in full, and the number of shares of the Company's common stock being subscribed for pursuant to the Over-Subscription Privilege by each beneficial owner of Rights on whose behalf you are acting.

      All commissions, fees and other expenses (including brokerage commissions and transfer taxes), other than fees and expenses of the Subscription Agent, incurred in connection with the exercise of the Rights will be for the account of the holder of the Rights, and none of such commissions, fees or expenses will be paid by the Company or HSBC Bank USA, National Association, our Subscription Agent.

Enclosed are copies of the following documents:

   1. Prospectus;

   2. Instructions for Use of Blue Ridge and Big Boulder Rights Subscription Certificates;

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   3. A form of letter which may be sent to your clients for whose accounts you hold shares of the Company's common stock registered in your name or the name of your nominee, with an attached form of instruction;

   4. Notice of Guaranteed Delivery for Rights Subscription Certificates Issued by Blue Ridge and Big Boulder.;

   5. Nominee Holder Certification; and

   6. A return envelope addressed to HSBC Bank USA, National Association, the Subscription Agent.

      Your prompt action is requested. To exercise Rights, you should deliver the properly completed and signed Rights Subscription Certificate (or the Notice of Guaranteed Delivery if you are following the Guaranteed Delivery Procedures), with payment of the Subscription Price in full for each share of the Company's common stock subscribed for, to the Subscription Agent, as indicated in the Prospectus. The Subscription Agent must receive the Rights Subscription Certificate or Notice of Guaranteed Delivery with payment of the Subscription Price, including final clearance of any checks, prior to the Expiration Time.

A RIGHTS HOLDER CANNOT REVOKE THE EXERCISE OF ITS RIGHTS. RIGHTS NOT EXERCISED PRIOR TO THE EXPIRATION TIME WILL EXPIRE.

Additional copies of the enclosed materials may be obtained from HSBC Bank USA, National Association the Subscription Agent, by calling (800) 662-9844.

                                Very truly yours,

                                BLUE RIDGE REAL ESTATE COMPANY
                                BIG BOULDER CORPORATION

NOTHING IN THIS LETTER OR IN THE ENCLOSED DOCUMENTS SHALL RENDER YOU OR ANY PERSON AS AN AGENT OF BLUE RIDGE REAL ESTATE COMPANY OR BIG BOULDER CORPORATION, THE SUBSCRIPTION OR INFORMATION AGENT OR ANY OTHER PERSON MAKING OR DEEMED TO BE MAKING OFFERS OF THE SECURITIES ISSUABLE UPON VALID EXERCISE OF THE RIGHTS, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF ANY OF THEM WITH RESPECT TO THE OFFERING EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS.